UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10429 South 51st Street, Suite 235 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On August 22, 2014, Everett Alexander and Joseph A. Ioia tendered their resignations as directors of GlyEco, Inc., a Nevada corporation (the “Company”), effective immediately. The resignations were not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

Both Mr. Alexander and Mr. Ioia remain committed to the Company and intend to remain shareholders. Mr. Alexander will be assuming a consulting role with the Company going forward with a particular focus on developing strategic partnerships internationally, while Mr. Ioia will continue to provide support related to the Company’s expansion at its New Jersey Processing Center and wherever else his expertise or services may be needed.

The vacancies created in the Company’s Board of Directors by these resignations will be filled at the Company’s next annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: August 22, 2014	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)